Exhibit 3.2

BYLAWS

OF

NEWPAGE HOLDINGS INC.

Adopted December 21, 2012

TABLE OF CONTENTS

SECTION 1 DEFINITIONS	1

1.01 Definitions	1
1.02 Rules of Construction	1

SECTION 2 MEETINGS OF STOCKHOLDERS	1

2.01 Place of Meetings	1
2.02 Annual Meeting	2
2.03 Special Meetings	2
2.04 Record Date	2
2.05 Notice to Stockholders	3
2.06 Quorum and Adjournments	3
2.07 Voting	4
2.08 Proxies	4
2.09 List of Stockholders	4
2.10 Conduct of Meetings	5
2.11 Written Consents	5

SECTION 3 DIRECTORS	6

3.01 General Powers	6
3.02 Number, Tenure and Qualifications	6
3.03 Election	6
3.04 Removal	6
3.05 Resignations	6
3.06 Vacancies	7
3.07 Place of Meeting	7
3.08 Compensation	7
3.09 Regular Meetings	7
3.10 Special Meetings	7
3.11 Notice of Meetings	7
3.12 Quorum	8
3.13 Conduct of Meetings	8
3.14 Committees	8
3.15 Written Consents	9
3.16 Conference Call Meetings	9

SECTION 4 OFFICERS	9

4.01 Generally	9
4.02 Elected Officers	9
4.03 Appointed Officers	9
4.04 Compensation	10
4.05 Term and Removal	10
4.06 Resignations	10

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4.07 Vacancies	10
4.08 Duties	10

SECTION 5 INDEMNIFICATION	11

5.01 Right to Indemnification	11
5.02 Right to Advancement of Expenses	12
5.03 Right of Covered Person to Bring Suit	12
5.04 Non-Exclusivity of Rights	13
5.05 Insurance	13
5.06 Indemnification of Employees and Agents of the Company	13
5.07 Nature of Rights	13
5.08 Primary Indemnification	14
5.09 Limitation on Indemnification and Advancement of Expenses	14

SECTION 6 CAPITAL STOCK	15

6.01 Certificates	15
6.02 Transfer	15
6.03 Rights of Holders	15
6.04 Lost Certificates	15

SECTION 7 GENERAL PROVISIONS	15

7.01 Fiscal Year	15
7.02 Dividends	16
7.03 Corporate Seal	16
7.04 Form of Records	16
7.05 Registered Office and Registered Agent	16
7.06 Amendments	16
7.07 Voting Shares in Other Corporations	16

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SECTION 1 DEFINITIONS

1.01 Definitions. As used in these Bylaws, the following terms have the meanings indicated.

“Board” means the Board of Directors of the Company.

“Bylaws” means these Bylaws of the Company, as amended from time to time.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended or supplemented from time to time in accordance with the terms thereof.

“Company” means NewPage Holdings Inc., a Delaware corporation.

“Covered Person” is defined in Section 5.01.

“Delaware Law” means the Delaware General Corporation Law or other applicable statutes of the State of Delaware, as amended from time to time.

“Director” means a member of the Board.

“Stockholder” means a holder of capital stock of the Company.

“Stockholders Agreement” means the Stockholders Agreement, dated as of December 21, 2012, by and among the Company and certain Stockholders, as may be amended or supplemented from time to time in accordance with its terms.

1.02 Rules of Construction. As used in these Bylaws, “including” means “including without limitation.” References to a particular officer means the referenced officer of the Company duly elected or appointed pursuant to these Bylaws. References to any particular “Section” are, except as expressly provided otherwise, to the designated Sections of this Agreement.

SECTION 2 MEETINGS OF STOCKHOLDERS

2.01 Place of Meetings. Except as other-wise provided in these Bylaws, the Board may designate any place within or outside the State of Delaware as the place of meeting for any annual or special meeting of Stockholders. In lieu of holding a Stockholders meeting at a designated place, the Board may in its sole discretion determine that the meeting be held solely by means of remote communication, as authorized by Delaware Law.

2.02 Annual Meeting. The annual meeting of Stockholders for the election of Directors and the transaction of any other proper business that may be brought before the meeting will be held on the date and time after the close of the Company’s fiscal year that the Board may from time to time determine. Except as otherwise provided in the Stockholders Agreement, any Stockholder wishing to propose a nominee for Director or other business to be brought before an annual meeting must give timely notice of the nomination or other business in writing to the Secretary, and the other business must otherwise be a proper matter for Stockholder action as determined by the Board. To be timely, a Stockholder notice must be delivered to the Secretary at the principal executive offices of the Company no earlier than 120 days before and no later than 90 before the first anniversary of the preceding year’s annual meeting, but if the date of the annual meeting date is more than 30 days before or more than 70 days after the anniversary date, the Stockholder notice must be delivered no earlier than 120 days before the annual meeting date and no later than 10 days following the day on which public announcement of the annual meeting date is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting of Stockholders will not commence a new time period (or extend any existing time period) for the giving of a Stockholder’s notice as described above.

2.03 Special Meetings. Special meetings of the Stockholders for any purpose or purposes may only be called by the Board or by the written request of one or more Stockholders holding, in the aggregate, shares of the Company’s capital stock entitled to cast not less than twenty-five percent (25%) of the votes at such meeting. Any such written request shall specify the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered personally or sent by registered mail or by facsimile transmission to the Secretary, and upon receipt of any such request, the Secretary shall cause notice of the special meeting to be promptly given, in accordance with these Bylaws, to the Stockholders entitled to vote at such meeting.

2.04 Record Date. The Board may fix a record date for determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment of a meeting, the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. The record date may not precede the date upon which the resolution fixing the record date is adopted by the Board. Unless otherwise required by Delaware Law, the record date fixed by the Board (1) for determining Stockholders entitled to vote at a meeting of Stockholders or adjournment of a meeting must be not be more than 60 nor less than 10 days before the date of the meeting, and (2) for determining any other action must be not more than 60 days before that other action. If no record date is fixed by the Board, the record date (i) for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the related resolution. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting, unless the Board fixes a new record date for the adjourned meeting.

2.05 Notice to Stockholders. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or as otherwise required by Delaware Law:

(a) Notice of Meetings. Whenever Stockholders are required or permitted to take any action at an annual or special meeting, a notice of the meeting must be given that states the place (if any), date and time of the meeting. Notice of a special meeting must also include a description of the purpose or purposes for which the meeting is being called.

(b) Manner of Notice. Notices to a Stockholder must be in writing and delivered personally or mailed to the Stockholder at the address appearing on the books of the Company. The notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at that meeting. If mailed, the notice will be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at the Stockholder’s address as it appears on the records of the Company.

(c) Waiver of Notice. Any waiver of notice given by the person entitled to notice, whether before or after the time stated in the notice, will be deemed equivalent to notice. Attendance of a person at a meeting in person or by proxy will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of Stockholders need be specified in a waiver of notice.

2.06 Quorum and Adjournments. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or the Stockholders Agreement, at all meetings of Stockholders the holders of a majority of the shares of the Company’s capital stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present or represented at a meeting of Stockholders, the Stockholders entitled to vote at that meeting who are present in person or represented by proxy may, by a majority vote of the voting shares held by those Stockholders, adjourn the meeting from time to time without notice of the adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken, until a quorum is present or represented. Even if a quorum is present or represented at a meeting of Stockholders, the Stockholders who are entitled to vote at that meeting, present in person or represented by proxy may, by a majority vote of the voting shares held by those Stockholders, adjourn the meeting from time to time without notice of the adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken (except as otherwise provided in these Bylaws), until a date that is not more than 30 days after the date of the adjournment. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given, in accordance with Section 2.05, to each Stockholder of record entitled to vote at the meeting.

2.07 Voting. Except as otherwise provided by Delaware Law or by the Certificate of Incorporation, at any meeting of Stockholders each Stockholder of record having the right to vote will be entitled to one vote for every share of stock standing in the Stockholder’s name as of the record date. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or the Stockholders Agreement, any corporate action to be taken by a vote of the Stockholders, other than the election of Directors (which is governed by Section 3.03), must be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Written ballots are not required for voting on any matter unless ordered by the chairperson of the meeting.

2.08 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for that Stockholder by proxy, but no proxy may be voted or acted upon after three years from its date unless the proxy provides for a longer period. Each proxy must be executed in writing by the Stockholder or by the Stockholder’s authorized representative, or otherwise as provided by Delaware Law. A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient under Delaware Law or other applicable law to support an irrevocable proxy. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary (or an agent of the Company appointed to receive and tabulate proxies) a revocation of the proxy or a new proxy bearing a later date.

2.09 List of Stockholders. At least 10 days before each meeting of Stockholders, the Secretary will compile a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date. The list of Stockholders will be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. The list of Stockholders will also be produced and kept at the time and place of the meeting throughout the entire meeting, and may be inspected by any Stockholder who is present.

2.10 Conduct of Meetings. At each meeting of Stockholders, the Chairperson, or in his or her absence the Chief Executive Officer (or in the absence of the Chairperson and the Chief Executive Officer, an individual selected by the Board), will act as chairperson of the meeting. The Secretary, or in his or her absence an Assistant Secretary or any other person appointed by the chairperson of the meeting, will act as secretary of the meeting and will keep the minutes of the meeting. The order of business at each meeting of the Stockholders will be as determined by the chairperson of that meeting.

2.11 Written Consents.

(a) Generally. Subject to this Section 2.11 and unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by Stockholders at an annual or special meeting of Stockholders may be taken without a meeting and without a vote, if a consent in writing setting forth the action to be taken is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote were present and voted.

(b) Request for Record Date. The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting will be as fixed by the Board or as otherwise established under this Section 2.11. Any person seeking to have Stockholders authorize or take corporate action by written consent without a meeting must request that a record date be fixed for that purpose by written notice addressed to the Secretary, delivered to the Company, signed by a Stockholder of record, and describing the action that the Stockholder proposes to take by consent. The Board will have ten days following receipt of the notice to adopt a resolution fixing the record date for that purpose, which record date may be no sooner than the date the resolution is adopted and later than ten days after the date the resolution is adopted. If the Board fails to timely fix a record date, the record date will be the day on which the first written consent is delivered to the Company, unless Delaware Law requires prior action by the Board, in which case the record date will be at the close of business on the day on which the Board takes the required prior action.

(c) Effectiveness of Consent. Each written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each Stockholder who signs the consent, and no consent will be effective unless consents signed by a sufficient number of Stockholders are received by the Company within 60 days after the earliest consent is received by the Company. Each written consent must be delivered to the Company, to the attention of the Secretary, at the Company’s principal place of business. No action by written consent will be effective until the Secretary or his or her designee certifies to the Company that the consents delivered to the Company represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with Delaware Law, the Stockholders Agreement and the Certificate of Incorporation. The Company, the Board or any Stockholder will be entitled to contest the validity of any written consent or related revocation, whether before or after certification by the Secretary or his or her designee.

SECTION 3 DIRECTORS

3.01 General Powers. All corporate powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be managed under the direction of, the Board, subject to any limitation in the Certificate of Incorporation.

3.02 Number, Tenure and Qualifications. Except as otherwise provided by the Certificate of Incorporation or the Stockholders Agreement, the Board will consist of one or more Directors, with the precise number of Directors constituting the entire Board to be fixed from time to time by resolution of the Board. At the time of adoption of these Bylaws, the Board will consist of seven Directors. Except as otherwise provided by the Certificate of Incorporation or the Stockholders Agreement, the number of Directors may be reduced or increased from time to time by action of the whole Board, but no decrease may shorten the term of an incumbent Director. Except as provided in the Stockholders Agreement, each Director will hold office until the next annual meeting of Stockholders held after his or her election and until his or her successor has been elected and has qualified or until his or her earlier resignation, removal from office, or death. Directors need not be Stockholders.

3.03 Election. Except as otherwise provided by Delaware Law, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, the Directors will be elected at the annual meeting of the Stockholders and the persons receiving a plurality of the votes cast will be so elected. Subject to Sections 3.04 and 3.05, each Director will hold office until his or her successor has been elected and qualified or until his or her earlier resignation, removal from office, or death.

3.04 Removal. Unless otherwise provided by the Certificate of Incorporation, these Bylaws, the Stockholders Agreement or any other contract or agreement to which the Company is a party, a Director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

3.05 Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Secretary. A resignation will take effect at the time specified in the resignation or, if the effective time is not specified, immediately upon its receipt. Unless otherwise specified in the resignation, the acceptance of a resignation is not necessary to make it effective.

3.06 Vacancies. Unless otherwise provided by Delaware Law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board may be filled by a majority of the remaining members of the Board, although that majority may be less than a quorum. Each Director so elected will hold office until the expiration of the term of office of the Director who he or she has replaced or until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.

3.07 Place of Meeting. The Board may hold its meetings at any place or places within or without the State of Delaware as it may from time to time determine.

3.08 Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees of the Board as may from time to time be determined by resolution of the Board.

3.09 Regular Meetings. Regular meetings of the Board will be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by these Bylaws or by Delaware Law.

3.10 Special Meetings. Special meetings of the Board, for any purpose or purposes, may be called by the Chairperson or the Secretary and will be called by the Chairperson or the Secretary upon the written request of a majority of the Directors stating the date, time, place and purpose or purposes of the proposed special meeting.

3.11 Notice of Meetings. Notice of each special meeting of the Board must be given before the meeting is scheduled to commence by the Chairperson or by the Secretary, and must state the place, date and time of the meeting. Notice of each meeting will be given to each Director and will be effective when (a) given in a writing delivered by hand or courier, effective when actually received, (b) given orally, either by telephone or in person, effective when given, (c) mailed to the Director’s residence or usual place of business, effective when deposited in the United States mail, first class postage prepaid, or (d) sent by facsimile transmission to the Director’s residence or usual place of business, effective when transmitted with transmission confirmed, or (e) sent by e-mail to an electronic address at which the Director has consented to receive notice, effective when transmitted with transmission confirmed. Notice by first class mail may not be used if notice of less than five Business Days is being given. Notice of any meeting need not be given to any Director who submits, either before or after the time stated in the notice, a signed waiver of notice or who attends the meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the reconvened meeting, will be given to all Directors not present at the time of the adjournment and will also be given to the other Directors unless the place, date and time of the reconvened meeting are announced at the meeting when the adjournment is taken.

3.12 Quorum. At all meetings of the Board, unless otherwise provided in the Certificate of Incorporation or these Bylaws, the presence of a majority of the Directors will constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting will be given in accordance with Section 3.11.

3.13 Conduct of Meetings. At each meeting of the Board, the Chairperson or, in his or her absence, the Chief Executive Officer (or, in the absence of the Chairperson and the Chief Executive Officer, a Director selected by a majority of the Directors present) will act as chairperson of the meeting. The Secretary or, in his or her absence, an Assistant Secretary or any other person appointed by the chairperson of the meeting will act as secretary of the meeting and will keep the minutes of the meeting. The order of business at all meetings of the Board will be as determined by the chairperson of the meeting.

3.14 Committees.

(a) Designation and Membership. The Board may designate one or more committees, each consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate member is available or has been designated by the Board, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may, subject to the Stockholders Agreement, unanimously appoint another qualified Director to act at the meeting in place of the absent or disqualified member.

(b) Power and Authority. For each committee, the Board will adopt a charter setting forth the powers and authority of the committee. To the extent permitted by Delaware Law, each committee will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as set forth in the committee charter or other resolutions adopted by the Board, and may authorize the seal of the Company to be affixed to all papers that may require it. Unless the Board otherwise provides, each committee may make, alter and repeal rules for the conduct of its business consistent with the committee charter. In the absence of those rules, a committee will conduct its business in the same manner as the Board conducts its business pursuant to this Section 3.

3.15 Written Consents. Except as expressly otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent to the action in writing or by electronic transmission (which may take the form of one or more counterparts), and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

3.16 Conference Call Meetings. Members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section 3.16 will constitute presence in person at that meeting.

SECTION 4 OFFICERS

4.01 Generally. The officers of the Company will be as elected by the Board pursuant to Section 4.02 and as appointed by the Chief Executive Officer pursuant to Section 4.03. Any person may hold two or more offices simultaneously, and no officer need be a Stockholder. Unless otherwise indicated in these Bylaws, reference to an “officer” includes both elected and appointed officers.

4.02 Elected Officers. The Board will, at a minimum, elect a Chief Executive Officer, a Chief Financial Officer and a Secretary (or officers with different titles who perform the function of a Chief Executive Officer, a Chief Financial Officer and a Secretary). The Board may from time to time elect such other officers as it deems necessary or appropriate for the management and operation of the Company, including a President, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Elected officers will exercise the powers and perform the duties that are specified in these Bylaws or in a resolution of the Board or as directed by the Chief Executive Officer or his or her designee.

4.03 Appointed Officers. Unless otherwise restricted by a resolution adopted by the Board, the Chief Executive Officer may appoint in a writing delivered to the Secretary or one or more officers or assistant officers, each of whom will exercise the powers and perform the duties specified by the Chief Executive Officer. At each regular meeting of the Board, the Secretary will report to the Board the names and titles of any officers appointed by the Chief Executive Officer since the previous regular meeting of the Board.

4.04 Compensation. The salaries of elected officers of the Company will be fixed by the Board, except that the Board may delegate to any elected officer the power to fix the compensation of one or more other elected officers. The salaries of appointed officers of the Company will, unless otherwise restricted by a resolution adopted by the Board, be fixed by the Chief Executive Officer or his or her designee.

4.05 Term and Removal. Each officer will hold his or her office until his or her successor has been elected or appointed or until his or her earlier death, resignation or removal. Any elected officer may be removed by the Board at any time, with or without cause. Any appointed officer may be removed by the Chief Executive Officer or by the Board at any time, with or without cause.

4.06 Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Secretary. A resignation will take effect at the time specified in the notice or, if the effective time is not specified in the notice, immediately upon its receipt. Unless otherwise specified in the notice, the acceptance of a resignation is not necessary to make it effective.

4.07 Vacancies. A vacancy in any elected office because of resignation, removal or death may be filled by the Board or, if so provided by resolution of the Board, by an officer of the Company to whom the Board has delegated the authority to appoint a successor. A vacancy in any appointed office because of resignation, removal or death may be filled by the Chief Executive Officer.

4.08 Duties.

(a) Chief Executive Officer. The Chief Executive Officer will be the principal executive officer of the Company. Subject to the control of the Board, the Chief Executive Officer will in general manage, supervise and control all of the business and affairs of the Company and will perform all duties incident to the office of the Chief Executive Officer of the Company and any other duties that may be prescribed by the Board from time to time. The Chief Executive Officer will have authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the Company any contract, conveyance or similar document, excluding agreements that expressly require approval of the Board or the Stockholders pursuant to these Bylaws, the Stockholders Agreement or Delaware Law and excluding any authority reserved to the Board by resolution of the Board.

(b) Chief Financial Officer. The Chief Financial Officer will be the chief financial officer of the Company and, unless a separate person is so elected or appointed, the chief accounting officer of the Company. The Chief Financial Officer will assure that the books of account and other accounting records of the Company are maintained in proper form and in general perform all the duties incident to the office of the chief financial officer of a corporation, as well as any other duties that may be assigned to the Chief Financial Officer by the Board or the Chief Executive Officer.

(c) Secretary. The Secretary will have the duties of the officer denominated as the “Secretary” under the Delaware Law. The Secretary will (1) attend and keep the minutes of the meetings of Stockholders, of the Board, and of committees of the Board in one or more books provided for that purpose, (2) assure that all notices are duly given in accordance with these Bylaws or as otherwise required by Delaware Law or the Certificate of Incorporation, (3) be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed only to documents that have been authorized for execution on behalf of the Company, (4) maintain, or cause an agent designated by the Board to maintain, a record of the Stockholders, (5) have general charge of the stock transfer books of the Company or responsibility for supervision, on behalf of the Company, of any agent to which stock transfer responsibility has been delegated by the Board, (6) have responsibility for the custody, maintenance and preservation of those corporate records that the Company is required by the Delaware Law or otherwise to create, maintain or preserve, and (7) any other duties that may from time to time be assigned by the Board or the Chief Executive Officer.

(d) Other Principal Officers. The Board may elect and the Chief Executive Officer may appoint one or more other principal officers of the Company whose duties will be as prescribed by the Board or the Chief Executive Officer, as applicable, from time to time.

(e) Assistant Officers. The Board may elect and the Chief Executive Officer may appoint one or more officers to serve as assistants to principal officers of the Company whose duties will be as delegated by the Board or the Chief Executive Officer, as applicable, or by the principal officers they assist, including the authority to perform such functions of those principal officers in the place of and with full authority of those principal officers as may be designated by the Board or the Chief Executive Officer, as applicable, or by those principal officers.

SECTION 5 INDEMNIFICATION

5.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Company or, while a Director or an officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (each, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith; provided, however, that except as provided in Section 5.03 with respect to Proceedings seeking to enforce rights to indemnification, the Company shall indemnify a Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Board.

5.02 Right to Advancement of Expenses. The right to indemnification conferred in Section 5.01 shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (“Advancement of Expenses”); provided, however, that, if Delaware Law so requires, an Advancement of Expenses incurred by a Covered Person in his or her capacity as a Director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (“Final Adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise (“Undertaking”). No Director or officer will be required to post any bond or provide any other security with respect to any such Undertaking.

5.03 Right of Covered Person to Bring Suit. Any claim under Section 5.01 or Section 5.02 must be made in writing. If any written claim for Advancement of Expenses is not paid in full by the Company within twenty (20) days after such claim has been received by the Company, or if any other written claim under Section 5.01 or Section 5.02 is not paid in full by the Company within thirty (30) days after such claim has been received by the Company, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of such claim. To the fullest extent permitted by Delaware Law, if successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Covered Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that the Covered Person has not met any applicable standard for indemnification under Delaware Law. Neither the failure of the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or Stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct under Delaware Law, nor an actual determination by the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or Stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall have the burden of proving that the Covered Person is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 5 or otherwise.

5.04 Non-Exclusivity of Rights. The right to indemnification and the Advancement of Expenses conferred in this Section 5 shall not be exclusive of any other right which any person may have or subsequently acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of Stockholders or Directors or otherwise.

5.05 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

5.06 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board in its sole discretion, grant rights to indemnification and rights to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 5 with respect to the indemnification and Advancement of Expenses of Directors and officers of the Company.

5.07 Nature of Rights. The rights to indemnification and to the Advancement of Expenses conferred in Section 5.01 and Section 5.02 are contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer of the Company and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Section 5 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

5.08 Primary Indemnification. The Company acknowledges that (a) certain persons employed by, otherwise affiliated with, or appointed by, Stockholders or their affiliates or funds managed or advised by such Stockholders or their affiliates (a “Designating Party”) may serve on the Board, or, at the request of the Company, on the board of directors or other governing body of another entity, and (b) such directors may be entitled to, or may be provided, indemnification by such Designating Party for certain expenses and liabilities for which such directors may also be entitled to seek indemnification from the Company pursuant to these Bylaws, pursuant to Section 145 of the Delaware General Corporation Law, as amended, or pursuant to indemnification agreements or other agreements between the Company and such directors (the “Company Indemnified Expenses”). The Company acknowledges and agrees that, as between the Company and its subsidiaries, on the one hand, and such Designating Party (other than the Company and its subsidiaries), on the other hand, the Company shall be primarily liable to such directors with respect to any Company Indemnified Expenses and any liability of such Designating Party to such directors shall be secondary liability. In recognition of the primary liability of the Company, the Company agrees that, in the event that such Designating Party pays any Company Indemnified Expenses to or on behalf of any such director, reimburses any such director for any Company Indemnified Expenses paid by such director or advances amounts to any such director (including by way of any loan) for the payment of Company Indemnified Expenses, then (i) the Company shall pay to such Designating Party amounts so paid, reimbursed or advanced, to the extent that any such director would have been entitled to indemnification of such Company Indemnified Expenses and (ii) such Designating Party shall be subrogated to all of the rights of such director with respect to any claim that such director could have brought against the Company or any subsidiary with respect to any Company Indemnified Expenses that have been paid, reimbursed or advanced to or on behalf of such director. All such payments to a Designating Party shall be made within five (5) Business Days of the receipt by the Company of written notice from such Designating Party of such payment, reimbursement or advance, accompanied by documentation showing, in reasonable detail, the Company Indemnified Expenses so paid, reimbursed or advanced by such Designating Party. The Company shall also reimburse such Designating Party for all expenses, including legal expenses, incurred in enforcing this Section 5.08.

5.09 Limitation on Indemnification and Advancement of Expenses. For the avoidance of doubt, notwithstanding any provision contained in these Bylaws, including this Section 5, the Company shall not have any liability or obligation to indemnify or hold harmless, or provide Advancement of Expenses to, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding, by reason of the fact that he or she is or was a director or an officer of any entity that is, as of the date these Bylaws were adopted, a predecessor-in-interest of the Company or, while a director or an officer of any such entity is or was serving at the request of any such entity as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan.

SECTION 6 CAPITAL STOCK

6.01 Certificates. The shares of capital stock of the Company may be in certificated or uncertificated form at the discretion of the Board. Any holder of shares of capital stock of the Company will be entitled to have a certificate certifying the number of shares owned by such holder and signed by or in the name of the Company by the Chairperson, the Vice Chairperson, the President or a Vice President, if any, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures on the certificate may be a facsimile. If an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate is no longer serving in that capacity when the certificate is issued, it may be issued by the Company with the same effect as if that person were still serving in that capacity at the time of issue.

6.02 Transfer. Transfers of stock may be made on the books of the Company only by the person named in the certificate or, in the case of shares not represented by certificates, by the person named in the Company’s stock transfer records as the owner of those shares of stock or, in either case, by an attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers may be made only upon surrender of the share certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.04.

6.03 Rights of Holders. The Company may treat the holder of record of any share of the Company as the person entitled to vote that share (to the extent the share is entitled to vote), to receive any distribution with respect to that share, and for all other purposes. Accordingly, the Company is not bound to recognize any equitable or other claim to or interest in any share on the part of any person other than the holder of record, whether or not it has notice of the interest, except as otherwise provided by Delaware Law.

6.04 Lost Certificates. Any person claiming that a certificate of stock has been lost, stolen or destroyed must make an affidavit or affirmation of that fact in such manner as the Board may require and must, if the Board so requires, give the Company a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

SECTION 7 GENERAL PROVISIONS

7.01 Fiscal Year. The fiscal year of the Company will be a calendar year unless and until a different fiscal year is established by resolution adopted by the Board.

7.02 Dividends. To the extent permitted by Delaware Law, the Board will have full power and discretion, subject to the Certificate of Incorporation and the Stockholders Agreement, to determine what, if any, dividends or distributions will be declared and paid or made.

7.03 Corporate Seal. The corporate seal will be in the form specified in the minutes of the organizational meeting of the Company or as the Board may subsequently from time to time determine.

7.04 Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Upon the request of any person entitled to inspect records, the Company will so convert those records.

7.05 Registered Office and Registered Agent. The address of the registered office of the Company is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801 and the name of the registered agent is The Corporation Trust Company. The Company may have other offices at such places within or without the State of Delaware as the Board may from time to time designate or the business of the Company may require or make desirable.

7.06 Amendments. Subject to the Stockholders Agreement, these Bylaws may be adopted, amended or repealed by the Board or by the Stockholders.

7.07 Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations that are held by the Company will be represented and voted only by an elected officer or by a proxy or proxies appointed by an elected officer.

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